Exhibit 10.1.3
Belk, Inc. CFO Incentive Plan
     This CFO Incentive Plan (“Plan”) sets forth the terms and conditions under which Belk will issue restricted shares of Belk, Inc. Class B common stock (“Stock”) to Brian Marley (“Executive”) based on whether Belk meets or exceeds the Performance Goals the Committee sets for each Performance Period of the Plan. Notwithstanding any provision to the contrary, no restricted shares will be issued unless and until the shareholders of Belk approve the material terms under which the award will be made. All of the terms in this Plan that begin with a capital letter are either defined in this Plan or in the Belk, Inc. 2000 Incentive Stock Plan, which is incorporated by reference.
§1. Definitions
     1.1 Business Criteria. The term “Business Criteria” means Belk’s earnings before interest and taxes.
     1.2 Committee. The term “Committee” means the Compensation Committee of the Board of Directors of Belk or, if all the members of such Committee fail to satisfy the requirements to be an “outside director” under § 162(m) of the Code, a subcommittee of such committee which consists solely of members who satisfy such requirements.
     1.3 Performance Period. The term “Performance Period” means each fiscal year of Belk beginning with the 2007 fiscal year and ending with the 2011 fiscal year.
     1.4 Vesting Date. The term “Vesting Date” means the last day of Belk’s 2011 fiscal year.

§2. Performance Goals
     2.1 General. The Committee shall set forth in writing the Performance Goal for a Performance Period no later than 90 days after the beginning of such Performance Period based on the Business Criteria. In determining whether the Performance Goal for a Performance Period has been satisfied, the Committee may look at the performance of Belk as Belk is constituted on the first day of the Performance Period, the last day of the Performance Period or either such date if there is an acquisition, disposition or other corporate transaction involving Belk during such Performance Period.
     2.2 Performance Goal. The Performance Goal for a Performance Period shall be based on an EBIT Goal. The term “EBIT Goal” means Belk’s earnings before interest and taxes goal for such Performance Period. If the Performance Goal is met for a Performance Period, then 100% of the award will be made to Executive. No award will be made to Executive for a Performance Period if the Performance Goal is not met for such period. However, if the Performance Goal is not met for a given Performance Period but Belk’s cumulative earnings before interest and taxes for the five fiscal year period beginning on the first day of Belk’s 2007 fiscal year and ending on the last day of Belk’s 2011 fiscal year meet or exceed the sum of the EBIT goals for each of the five Performance Periods, then Belk will make the award for any Performance Period for which the Performance Goal was not met and any such award shall be treated for purposes of § 4 as made for the Performance Period that ends in Belk’s 2011 fiscal year.

     2.3 Rounding and Interpolation. All percentage figures computed shall be rounded to the nearest one tenth (1/10th) of a percent, all dollar figures shall be rounded to the nearest dollar, the number of shares of Stock issuable under § 2.4 shall be rounded up to the nearest whole share.
     2.4 Certification. The Committee at the end of each Performance Period shall certify whether the Performance Goals for such Performance Period have been met and whether Executive is entitled to an award for such Performance Period. If the Committee certifies that Executive is entitled to an award for any Performance Period, 11,765 restricted shares of Class B common Stock shall be issued under the Belk Inc. 2005 Incentive Stock Plan to Executive as soon as practical after such certification has been made and, in any event, no later than 2 1/2 months after the end of the Performance Period. The Committee shall follow the same certification process at the end of the five fiscal year period described in § 2.2 and issue any applicable catch-up shares as soon as practical after such certification has been made and, in any event, no later than 2 1/2 months after the end of the five fiscal year period. Any shares transferred to Executive before the Vesting Date shall be held by Belk until the restrictions lapse, and Executive shall execute a stock power in favor of Belk with respect to such restricted shares.
     2.5 Maximum Shares of Stock. The maximum number of shares of Stock issuable under this § 2 to Executive for a Performance Period shall not exceed 11,765. The maximum number of shares of Stock issuable under this § 2 to Executive for the cumulative five fiscal year period is 58,823.

§3. Employment Requirement
     3.1 General Rule. Executive shall forfeit Executive’s right to any restricted shares of Stock issued pursuant to § 2.4 (but not to any cash awards elected under § 4) if Executive fails for any reason whatsoever to remain continuously employed by Belk, a Belk Affiliate or a Belk Subsidiary through the Vesting Date except to the extent provided in § 3.2.
     3.2 Exceptions.
     (a) Death. No forfeiture shall be effected under § 3.1 if Executive’s employment by Belk, a Belk Affiliate or a Belk Subsidiary terminates before the Vesting Date as a result of Executive’s death, but the number of restricted shares of Stock issuable on behalf of Executive, if any, shall be determined under § 3.2(c) and such restricted shares shall be issued to Executive’s estate.
     (b) Disability. No forfeiture shall be effected under § 3.1 if Executive’s employment is terminated before the Vesting Date by Belk, a Belk Affiliate or a Belk Subsidiary because the Board deems that Executive is no longer able even with reasonable accommodation to perform the essential functions of Executive’s job as a result of a physical or mental impairment or if Executive resigns his employment before the Vesting Date because Executive’s spouse or dependent child has become totally and permanently disabled (as determined by the Committee), but the number of restricted shares of Stock issuable to Executive, if any, shall be determined under § 3.2(c).
     (c) Six Month Minimum and Pro-Ration Rules.
     (1) Executive shall forfeit Executive’s right to the issuance of any restricted shares of Stock pursuant to § 2 and this § 3.2(c) for a Performance Period unless Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary for at least six months in the Performance Period.
     (2) If Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary for at least six months in the Performance Period, the number of restricted shares of Stock otherwise issuable to or on behalf of Executive shall be reduced by the Committee pursuant to this § 3.2(c) to reflect the fact that Executive was so employed for less than the full Performance Period. The Committee shall determine the reduced number of restricted shares of Stock to be issued under the Plan to Executive by multiplying the number of restricted shares of Stock otherwise issuable to Executive pursuant to § 2 by a fraction, the numerator of which shall be the number of months (rounding down to the nearest month) that Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary in such Performance Period and the denominator of which shall be twelve (12), and then rounding up to the nearest whole share of Stock.

§4. Election to Take Award Partly in Cash
     As soon as practical and in any event before December 15 of the calendar year that ends in a Performance Period, Executive may irrevocably elect to have 30% of any award which he is eligible to receive with respect to such Performance Period paid to Executive in cash (in lieu of shares). The Committee shall determine the value assigned to the award for purposes of determining this cash payment. If Executive makes such an election, Belk shall reduce the total number of restricted shares of Stock to be issued to or on behalf of Executive by a number sufficient for Belk to cover the cash portion of the award based on the value assigned by Belk to such shares and shall then issue the reduced number of restricted shares to or on behalf of Executive. Any cash portion of an award, less applicable tax withholdings, shall be paid at the same time as the restricted stock is issued in connection with such award and shall not be subject to any forfeiture conditions set forth in § 3.
§5. Plan
     Any restricted shares of Stock issued to or on behalf of Executive pursuant to the Plan shall be issued under the Belk, Inc. 2000 Incentive Stock Plan subject to the terms and conditions set forth in such plan and this Plan.
§6. Reference
     All references in this Plan to sections (§) shall be to sections (§) of this Plan.

§7. Administration, Amendment and Termination
     The Committee shall have the power to interpret and administer this Plan as the Committee in its absolute discretion deems in the best interest of Belk and the Committee to the extent practicable shall do so to protect Belk’s right to deduct, in light of § 162(m) of the Internal Revenue Code, any shares of Stock issuable under the Plan to any person who is treated under § 162(m) of the Internal Revenue Code as a “covered employee”. The Committee shall have the power to amend this program from time to time as the Committee deems necessary or appropriate and to terminate this program if the Committee deems such termination in the best interest of Belk.